UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 19, 2013 (December 19, 2013)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bradley S. Seaman has been appointed, as an independent director, to the Board of Directors of Steel Dynamics, Inc., effective December 18, 2013.  The appointment fills a vacancy created by the untimely death on October 18, 2013 of board member James A. Trethewey.  The appointment is for the balance of Mr. Trethewey’s unexpired term of one year, ending in May 2014.

Bradley S. Seaman

Mr. Seaman, age 53, has been employed, since August 1999, by Tricor Pacific Capital, Inc., a private equity firm that makes control investments in lower middle market companies in the United States and Canada.  Founded in 1996, Tricor, with offices in Lake Forest, Illinois and Vancouver, British Columbia, has acquired nearly sixty companies in specialty manufacturing, business services and value added distribution.  From 1999 through December 2011, Mr. Seaman was Tricor’s Managing Director and leader of its U.S. operations, and, since January 2012, has served as its Managing Partner, responsible for leading overall firm operations, strategy, funding and investments.

Prior to joining Tricor, and from 1990 through July 1999, Mr. Seaman was employed by GE Capital Corporation, a division of the General Electric Company, where he held a number of increasingly senior positions in GE’s Transportation & Industrial Funding and Commercial Finance units, ultimately being promoted to head GE Capital’s transactions origination teams in Ohio, Michigan and Missouri.  In 1994, Mr. Seaman was selected to be part of a new group that was established to focus GE Capital’s debt and equity products on the emerging private equity market, and, in that capacity, headed GE’s offices in New York and Chicago.  During this period, Mr. Seaman also led GE’s involvement in the original equity and debt financing for Steel Dynamics in June 1994.

Mr. Seaman holds a Bachelor of Science degree in Business Administration (1982) from Bowling Green State University and an MBA (1986) from the University of Dallas.  He brings to the Steel Dynamics Board a comprehensive understanding and experience in the debt and equity capital markets, management experience, manufacturing expertise, and both operational and corporate governance experience drawn from his involvement in the management and oversight of Tricor’s platform companies.  He is expected to serve on Steel Dynamics’ Corporate Governance and Nominating Committee and the company’s Audit Committee.

Item 8.01.  Other Events.

On December 19, 2013, Steel Dynamics, Inc. issued a press release titled “Steel Dynamics Announces Appointment of New Board Member.”  The full text of the press release is furnished herewith as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	A press release dated December 19, 2013, titled “Steel Dynamics Announces Appointment of New Board Member.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler

Date: December 19, 2013	By:	Theresa E. Wagler
	Title:	Chief Financial Officer